EXHIBIT 1


In reference to item 77C, please find the following filing information:

Company:  		PACIFIC GLOBAL FUND INC.
CIK: 			0000890206
Form Type:		DEFS14A
Accession Number:	0000912057-01-001860
File Number:		811-07062
Number of Documents:	3
Filing Date:		17-Jan-2001


                PROXY STATEMENT TABLE OF CONTENTS

Special Meeting of Shareholders of: Balanced Fund and
Income and Equity Fund
Who May Vote...........................1
Voting Procedure and Vote Required...............2
Discussion of Proposals 1 and 2
Introduction..........................3
PROPOSAL 1:  Consideration of the Proposed Co-Management
Agreement for the Income and Equity Fund............3-9
PROPOSAL 2:  Consideration of the Proposed Sub-Advisory
Agreement for the Balanced Fund.................9-13
General Information
Brokerage Commissions......................13
Other Fees Payable By the Funds.................14
Share Ownership.......................14
Costs of the Meeting and Solicitation................17
Other Matters to Come Before the Meeting............17
Shareholder Proposals......................17
Form of Co-Management Agreement...............18-24
Form of Sub-Advisory Agreement...............25-31